POWER OF ATTORNEY

I, the undersigned trustee of the USCF ETF Trust (the “Trust”), hereby appoints Nicholas D. Gerber as a true and lawful attorney-in-fact and agent, with full and several power of substitution, on my behalf, and on behalf of the Trust or any successor thereto, to take any appropriate action to execute and file with the U.S. Securities and Exchange Commission (“Commission”) the Trust’s registration statement on Form N-1A (File Nos. 333-196273; 811-22930) (the “Registration Statement”), any and all amendments to the Registration Statement; granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as he might or could do in person, and hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signed by my hand on this 13th day of October, 2015.

NAME	TITLE

/s/ Thomas E. Gard	Trustee
Thomas E. Gard